Exhibit 99.1

NOTICE OF IRREVOCABLE FULL REDEMPTION

SYNAPTICS INCORPORATED

0.50% Convertible Senior Notes due 2022

CUSIP: 87157DAD1

NOTICE IS HEREBY GIVEN pursuant to Section 16.02 of the Indenture, dated as of June 26, 2017 (the “Indenture”), by and between Synaptics Incorporated, as issuer (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee” and the “Paying Agent”), that all of the Company’s outstanding 0.50% Convertible Senior Notes due 2022 (the “Securities”) shall be redeemed pursuant to Section 16.01 of the Indenture on August 4, 2021 (the “Redemption Date”) at the price listed below of the principal amount (the “Redemption Price”) together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date. Capitalized terms used in this Notice, unless otherwise defined herein, have the meanings ascribed to such terms in the Indenture.

CUSIP	Maturity	Rate	Principal Amount	Redemption Price
87157DAD1	June 15, 2022	0.50%	$525,000,000	100.000%

The Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. If held via the Depositary, Securities can be surrendered to the Paying Agent via the procedures of the Depositary. If held in certificated form, Securities can be surrendered to the Paying Agent in the following manner:

Regular Mail, Registered & Certified Mail, or Courier:

Wells Fargo Bank, National Association

Attn: Corporate Trust Operations

600 S. 4th Street, 7th Floor MAC N9300-070

Minneapolis, MN 55415

Facsimile: 1-877-407-4679

Telephone Inquiries*: (800) 344-5128

Email Inquiries*: bondholdercommunications@wellsfargo.com

*Please refer to the CUSIP Number when making inquiries.

Delivery of Securities to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.

On the Redemption Date, the Redemption Price will become due and payable upon the Securities. Unless the Company defaults in paying the Redemption Price on the Redemption Date and the Securities are not redeemed, interest on the principal amount designated to be redeemed shall cease to accrue on and after the Redemption Date, and the only remaining right of the holders of Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed.

CONVERSION RIGHT

Holders have a right to convert the Securities called for redemption up to 5:00 p.m. EDT on August 3, 2021, the business day prior to the Redemption Date (the “Conversion Deadline”). The current Conversion Rate is equal to 13.7267 shares per $1,000 principal amount of Securities, which is the initial Conversion Rate of 13.6947 shares per $1,000 principal amount of the Securities plus a number of Additional Shares equal to 0.0320 shares per $1,000 principal amount of Securities calculated in accordance with 14.03(c) of the Indenture. The Company has elected to settle any conversions by Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Securities equal to $1,000, plus a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to be determined pursuant to the Indenture, together with additional cash, if applicable, in lieu of delivering any fractional shares of Common Stock. As a result of this election, the Company expects to repay the principal amount of Securities surrendered for conversion in cash and settle any additional amounts in Common Stock, with cash to be delivered in lieu of fractional shares. Requests for conversion delivered after the Conversion Deadline will only be entitled to receive the Redemption Price for the Securities.

IMPORTANT NOTICE

Pursuant to U.S. federal tax laws, holders have a duty to provide the applicable type of tax certification form issued by the U.S. Internal Revenue Service (the “IRS”) to Wells Fargo Bank, N.A. Corporate Trust Services to ensure payments are reported accurately to holders and to the IRS. In order to permit accurate withholding (or to prevent withholding), a complete and valid tax certification form must be received by Wells Fargo Bank, N.A. Corporate Trust Services before payment of the redemption proceeds is made to holders. Failure to timely provide a valid tax certification form as required will result in the maximum amount of U.S. withholding tax being deducted from any redemption payment that is made to the Holder.

Holders of Securities should consult their own tax advisors concerning the tax consequences of converting their Securities.

*

Neither the Trustee nor the Company shall be held responsible for the selection or use of the CUSIP number, nor is any representation made as to their correctness or accuracy as listed in the redemption notice or printed in the Securities. It is included solely for convenience of the holders of Securities. The Trustee is not responsible for any of the statements in this Notice, all of which should be deemed to be made exclusively by the Company.

By Synaptics Incorporated

Dated: June 1, 2021